UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2021

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

On April 27, 2021, iCAD, Inc. (the “Company”) repaid its obligations in the aggregate amount of $7,354,283 under and terminated its Loan and Security Agreement entered into on March 30, 2020, as amended, with Western Alliance Bank, and its collateral securing the facility was released.

Item 2.02. Results of Operations and Financial Condition.

On April 28, 2021, the Company issued a press release announcing its financial results for the quarter ended March 31, 2021. A copy of the Company’s press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is being furnished pursuant to Item 2.02, is not to be considered filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed on April 5, 2021, R. Scott Areglado resigned as the Company’s Chief Financial Officer, effective May 4, 2021.

Charles Carter was appointed Interim Chief Financial Officer and Secretary of the Company, effective May 4, 2021. Mr. Carter brings over 20 years of experience as a financial executive in the life science industry. Mr. Carter was Chief Financial Officer of GI Dynamics, Inc. (“GI Dynamics”), a medical device company (ASX: GID, delisted July 2020) from December 2018 to April 2021. Prior to joining GI Dynamics full time in 2019, Mr. Carter was a finance consultant with Danforth Advisors (“Danforth”) from March 2018 to September 2019, and 2012 to 2015. Within these periods, Mr. Carter served as the contract Chief Financial Advisor for GI Dynamics, finance executive for Marina Biotech (NASDAQ: MRNA) and Interelukin Genetics (NASDAQ: ILGN) and head of finance for numerous private life sciences companies. From 2015 to February 2018, Mr. Carter was Chief Financial Officer of The Guild for Human Services, a not-for-profit community-based residential school and program for special needs students and adults. Prior to joining Danforth in 2012, Mr. Carter held positions as CFO for Aeris Therapeutics, Inc. and Intelligent Medical Devices, Inc. and senior finance leadership positions at Adnexus Therapeutics, Inc. and Transkaryotic Therapies, Inc./Shire, PLC. (NASDAQ: TKT; NASDAQ: SHPG) (“TKT”). Prior to TKT, Mr. Carter was a partner with Mercer Management Consulting, Inc. Mr. Carter holds an M.B.A. and an M.S. in Molecular Genetics from the University of Chicago and a B.A. in Biology from Colgate University.

On April 16, 2021, Mr. Carter and the Company entered into a consulting agreement (the “Consulting Agreement”) having a six-month term (the “Term”). Pursuant to the terms and subject to the conditions set forth in the Consulting Agreement, the Company shall furnish to Mr. Carter a monthly cash fee of $35,000, with an additional lump-sum $35,000 cash payment due to Mr. Carter if the Consulting Agreement is terminated by the Company without “cause” as defined therein prior to the expiration of the Term. Mr. Carter is not due any equity or other compensation. The Consulting Agreement contains customary representations and warranties by the parties, as well as customary indemnification provisions. The foregoing is merely a summary and is qualified in its entirety by reference to the Consulting Agreement which attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Consulting Agreement, dated April 16, 2021, by and between iCAD, Inc. and Charles Carter
99.1	Press release dated April 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Michael Klein
Michael Klein Chief Executive Officer

Date: April 28, 2021